POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Amanda C. Quinn, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2020, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee LaRoche-Morris Renee LaRoche-Morris President (Principal Executive Officer)	March 4, 2020
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 4, 2020

/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	March 4, 2020
/s/ Francine J. Bovich Francine J. Bovich Board Member /s/ Peggy C. Davis Peggy C. Davis Board Member	March 4, 2020 March 4, 2020
/s/ Nathan Leventhal Nathan Leventhal Board Member	March 4, 2020
/s/ Robin A. Melvin Robin A. Melvin Board Member	March 4, 2020

Dreyfus Fund Power of Attorney 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On March 4, 2020 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

Dreyfus Fund Power of Attorney 2019

ATTACHMENT A

BNY Mellon Appreciation Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon State Municipal Bond Funds

-BNY Mellon Connecticut Fund

-BNY Mellon Massachusetts Fund

-BNY Mellon Pennsylvania Fund

BNY Mellon Worldwide Growth Fund, Inc.

Dreyfus BASIC Money Market Fund, Inc.

General California Municipal Money Market Fund

General Government Securities Money Market Funds, Inc.

-General Government Securities Money Market Fund

-General Treasury Securities Money Market Fund

General Money Market Fund, Inc.

General Municipal Money Market Funds, Inc.

-General Municipal Money Market Fund

General New York AMT-Free Municipal Money Market Fund

Dreyfus Fund Power of Attorney 2019